Bederson & Company LLP
405 Northfield Avenue
West Orange, New Jersey 07052
(973) 736-3333  Fax: (973) 736-3367,8786
Insolvency and Litigation Fax: (973) 736-9219




                                                     December 11, 2003


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Commissioners:

We have read and agree with the comments in item 4 of Form 8-K of General Devices, Inc.



                                                     Yours truly,

                                                     /s/ Bederson & Company LLP
                                                     ---------------------------
                                                     Bederson & Company LLP